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                                                                      EXHIBIT 21


                           NATIONAL GAS & OIL COMPANY

                         SUBSIDIARIES OF THE REGISTRANT

                                                          State of Incorporation
                                                          ----------------------

A.       National Gas & Oil Corporation                              Ohio

B.       NGO Development Corporation                                 Ohio

C.       Producers Gas Sales, Inc.                                   Ohio



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